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                                 EXHIBIT (11)(a)


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                                AUDITORS' CONSENT

The Board of Trustees
The Sessions Group -- The KeyPremier U.S. Treasury Obligations
                      Money Market Fund and The KeyPremier
                      Limited Duration Government Securities
                      Fund:

We consent to the reference to our firm under the heading "Auditors" in the Statement of Additional Information.


                                                           KPMG PEAT MARWICK LLP

Columbus, Ohio
April 14, 1997